UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (702) 747-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Compliance with Nasdaq Listing Rule 5550(b)(1)

As previously disclosed, Jet.AI Inc. (the “Company”) received a letter on December 1, 2023, notifying the Company that its stockholders’ equity had fallen below the requirements set forth in Nasdaq’s continued listing standards (the “Minimum Equity Requirement”). The Company’s stockholders’ deficit as of December 31, 2023, was $(3,963,039). The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock, $0.0001 par value (the “Common Stock”) on Nasdaq.

Initially, the Company had 180 calendar days, or until May 29, 2024, to regain compliance with the Minimum Equity Requirement. Although the Company did not regain compliance with the Minimum Equity Requirement by May 29, 2024, the Nasdaq Hearings Panel provided the Company until November 26, 2024, to regain compliance with the Minimum Equity Requirement after the Company elected to transfer the listing of its Common Stock to The Nasdaq Capital Market on August 14, 2024. To regain compliance, the minimum stockholders’ equity of the Company must meet or exceed $2.5 million.

Since the Nasdaq Hearings Panel provided the Company an extension to regain compliance with the Minimum Equity Requirement, the Company has completed the following transactions1:

●	Jet Token executed a Share Purchase Agreement, dated as of August 4, 2022 (the “GEM SPA”), with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”), which was automatically assumed by the Company when the Company acquired Jet Token. The Company has the right to periodically issue and sell to GEM, and GEM has agreed to purchase, up to $40,000,000 aggregate value of shares of Common Stock during the 36-month period following the date of listing on Nasdaq. During the nine months ended September 30, 2024, the Company issued 14,221 shares of Common Stock pursuant to the GEM SPA for total consideration of $1.7 million. Subsequent to September 30, 2024, the Company issued an additional 81,110 shares of Common Stock under the GEM SPA, resulting in approximately $1,622,745 in gross proceeds to the Company. This had the effect of increasing the Company’s stockholders’ equity by approximately $822,745. (For additional details on these transactions, see the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024.)

●	On March 28, 2024, the Company entered into a Securities Purchase Agreement (“Ionic SPA”) with Ionic Ventures, LLC (“Ionic”) for a private placement, which closed on March 29, 2024. In connection with the Ionic SPA, the Company issued 150 shares of the Company’s Series B Preferred Stock, a warrant to purchase up to 1,500 shares of Series B Convertible Preferred Stock, at an exercise price of $10,000 per share, and 250,000 shares of Common Stock. In October 2024, the Company issued an additional 150 shares of Series B Preferred Stock upon the exercise of 150 Series B Preferred warrants for total consideration of $1,500,000.During October 2024, the Company issued 131,647 shares of Common Stock upon the conversion of 200 shares of Series B Convertible Preferred Stock. In November 2024, the Company issued a further 94,753 shares upon the conversion of an additional 150 shares of Series B Convertible Preferred Stock. Additionally, on November 14, 2024, Ionic exercised its warrant to acquire an additional 250 shares of Series B Convertible Preferred Stock, resulting in $2,500,000 in gross proceeds to the Company. These two transactions had the effect of increasing the Company’s stockholders’ equity by approximately $3,825,000. (For additional details on these transactions, see the Company’s Annual Report on Form 10-K filed on April 1, 2024, and the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2024.)

●	On August 21, 2024, the Company entered into a Settlement Agreement and Stipulation, effective on August 28, 2024 (the “Sunpeak Settlement Agreement”), with Sunpeak Holdings Corporation (“SHC”) to settle outstanding claims owed to SHC. Pursuant to the Sunpeak Settlement Agreement, SHC agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling approximately $2.4 million (the “SHC Claims”) and agreed to satisfy the SHC Claims with shares of Common Stock (the “Settlement Shares”). During the nine months ended September 30, 2024, the Company issued 12,444 shares of Common Stock for settlement of approximately $240,000 in SHC Claims under the Sunpeak Settlement Agreement. Subsequent to September 30, 2024, the Company issued an additional 150,043 shares of Common Stock for settlement of approximately $1,877,426 in SHC Claims. This had the effect of increasing the Company’s stockholders’ equity by approximately $1,610,759. (For additional details on these transactions, see the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2024.)

1 On November 12, 2024 the Company effected a 1-for-225 reverse stock split of its outstanding shares of Common Stock. References in this report to shares and price per share amounts for transactions effected prior to November 12, 2024 described in this report may not give effect to that reverse stock split.

●	On October 10, 2024, the Company entered into a Securities Purchase Agreement with several institutional investors for the sale by the Company of 26,666,666 shares of Common Stock at a per share price of $0.09. The gross proceeds to the Company from the offering was approximately $2.4 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. This had the effect of increasing the Company’s stockholders’ equity by approximately $2,157,000. (For additional details on this transaction, see the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2024.)

●	On October 21, 2024, the Company entered into a Securities Purchase Agreement with several institutional investors for the sale by the Company of an aggregate of 15,625,000 shares of Common Stock at a per share price $0.096. The gross proceeds to the Company from the offering was approximately $1.5 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. This had the effect of increasing the Company’s stockholders’ equity by approximately $1,370,000. (For additional details on this transaction, see the Company’s Current Report on Form 8-K filed with the SEC on October 22, 2024.)

●	On October 25, 2024, the Company entered into an Equity Distribution Agreement with Maxim Group, LLC (the “Agent”) pursuant to which the Agent will act as the Company’s sales agent with respect to the offer and sale from time-to-time of shares of Common Stock having an aggregate gross sales price of up to $5.4 million. Through November 14, 2024, the Company sold 53,185 shares under the Equity Distribution Agreement for gross proceeds of $748,862. This had the effect of increasing the Company’s stockholders’ equity by approximately $716,396.

As a result of these transactions described above, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million Minimum Equity Requirement. Specifically, the Company’s stockholders’ equity as of the date of this filing is approximately $4.0 million (and cash and cash equivalents are $3.6 million). Therefore, the Company believes it has regained compliance with the Minimum Equity Requirement.

On November 18, 2024, the Company issued a press release announcing that it believes that it has regained compliance with Nasdaq Listing Rule 5550(b)(1). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Company and the Share Repurchase Program. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023, as updated by the Company’s subsequent reports and filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the filing hereof, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Nasdaq compliance, dated November 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

	By:	/s/ George Murnane
George Murnane
Interim Chief Financial Officer

November 18, 2024